Exhibit 99.1

                             LUNN INDUSTRIES, INC.

                     Annual Meeting of Stockholders - , 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              The undersigned, a stockholder of Lunn Industries, Inc. ("Lunn"), hereby constitutes and appoints and and each of them acting individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Stockholders of Lunn to be held on , 1997 at the offices of Dechert Price & Rhoads located at 30 Rockefeller Plaza, New York, New York 10112 (the "Annual Meeting") and any adjournments thereof, and thereat to vote all shares which the undersigned would be entitled to vote if personally present, upon such business as may properly come before the Annual Meeting, including the following items, as set forth in the Notice of Annual Meeting and Proxy Statement/Prospectus:


1.     Joint Proxy  Proposal:  Approval  and  adoption      3.     Lunn Proxy Proposal 1:  Election of Directors.
       of  the  Acquisition   Agreement  and  Plan  of
       Merger  dated as of June 6, 1997, as amended by                Nominees:   Warren Haber
       the  amendment  dated  August  22,  1997,  (the                             John Simon
       "Merger Agreement")  (which  includes  approval
       and   adoption  of   the   amendment  and    the     4.     Lunn  Proxy  Proposal  2:  Ratification  of  KPMG
       restatement of the Certificate of  Incorporation            Peat  Marwick LLP as the  auditors for the fiscal
       of   Lunn   to   become  the   Certificate    of             year ending December 31, 1997.
       Incorporation of the combined company  resulting
       from   the  merger contemplated  by  the  Merger     5.     The  transaction  of such other  business  as may
       Agreement  the "Combined Company").                         properly  come  before  the  Annual   Meeting  of
2.     Joint Proxy  Proposal 2:  Approval and adoption             Stockholders of Lunn.
       of the 1997 Stock  Option Plan of the  Combined
       Company.

                  If not otherwise specified, the shares will be voted FOR approval and adoption of the Joint Proxy Proposal, Joint Proxy Proposal 2, Lunn Proxy Proposal 1 and Lunn Proxy Proposal 2.
(Continued, and to be signed, on reverse side)

The Board of Directors recommends a vote FOR the Joint Proxy Proposal, Joint Proxy Proposal 2, Lunn Proxy Proposal 1 and Lunn Proxy Proposal 2.
PLEASE MARK VOTES [ ] OR [X]



1.     Joint Proxy Proposal:  Approval and adoption of      4.     Lunn  Proxy  Proposal  2:  Ratification  of  KPMG
       the  Acquisition  Agreement  and Plan of Merger             Peat  Marwick LLP as the  auditors for the fiscal
       dated as of June 6, 1997  as  amended  by   the             year ending December 31, 1997.
       amendment dated August 22, 1997 which  includes
       approval  and  adoption  of the  amendment  and             FOR        AGAINST  ABSTAIN
       restatement     of    the     Certificate    of             [ ]          [ ]      [ ]
       Incorporation    of   Lunn   to   become    the
       Certificate  of  Incorporation  of the Combined
       Company.                                             5.     The  transaction  of such other  business  as may
       FOR        AGAINST       ABSTAIN                            properly  come  before  the  Annual   Meeting  of
       [ ]          [ ]           [ ]                              Stockholders of Lunn.

2.     Joint Proxy Proposal 2:  Approval and adoption       The undersigned  hereby revokes all previous proxies for
       of the 1997 Stock Option Plan of the Combined        the Annual Meeting,  and hereby acknowledges  receipt of
       Company.                                             the  Notice  of  the  Annual   Meeting   and  the  Proxy
       FOR        AGAINST       ABSTAIN                     Statement/Prospectus furnished therewith.
       [ ]          [ ]           [ ]

3.     Lunn  Proxy   Proposal   1:   Election  of  the      Dated:____________________________________________, 1997
       following  Directors:  John  Simon  and  Warren
       Haber.                                               _________________________________________________________
       FOR        WITHHELD                                                     (Stockholder's signature)
       [ ]          [ ]                                     _________________________________________________________
                                                                               (Stockholder's Signature)
                                                            NOTE:  If shares are  registered in more than one name,
       [ ] ______________________________________           all owners  should  sign.  If signing in a fiduciary  or
           For all nominees except as noted above           representative   capacity,   please   give  full  title.
                                                            Corporations  should
                                                            sign    with    full
                                                            corporate  name by a
                                                            duly      authorized
                                                            officer.

This proxy delegates discretionary authority to vote in respect of all other matters upon which the undersigned is entitled to vote and which may come before the Annual Meeting or any adjournments thereof. Please mark, date and sign and return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

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